UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2009
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 8, 2009, the Board of Directors of Endocare, Inc. (the “Company”) appointed Kevin M. Quilty, 55, as the Company’s Chief Operating Officer, an executive officer position.
In addition to serving as the Company’s Chief Operating Officer, Mr. Quilty will continue to serve as the Company’s Senior Vice President, Sales and Marketing, a position that Mr. Quilty has held since February 2001. Prior to joining the Company, Mr. Quilty was the Executive Vice President of Sales and Operations of Pointshare Corporation, a health information company, from May 2000 until February 2001. From July 1998 until May 2000, he was Senior Vice President, Sales and Marketing of Paidos Health Management, a disease management company. Mr. Quilty joined QualilDx, a cancer diagnosis company, where he was Chief Executive Officer from 1997 to 1998 after spending approximately 12 years at Matria Healthcare, Inc., formerly Tokos Medical Corp., where he was Divisional Vice President from 1985 to 1997. Mr. Quilty has a B.S. degree in Political Science from the State University of New York at Oneonta.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
July 9, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer